Exhibit 10(n)

EURASIAN CAPITAL, LLC.

This Consulting Agreement made this November 6, 2017 by and between Eurasian Capital, LLC. a Delaware Limited Liability Company, whose address is: One World Trade Center, Suite 8500, New York, NY 10007, hereinafter referred to as “Eurasian Capital, LLC.” Or “Consultant” and ABCO Energy Corp. whose address is 2100 North Wilmot #211, Tucson, AZ. 85712, hereinafter referred to as the “Company” or “ABCE” for Consultant to provide Institutional Funding/Sponsorship Services to ABCE.

Whereas Consultant is in the business of providing Institutional Funding Services and Sponsorship Services and whereas, ABCF desires to retain Consultant for the following purposes more specifically set forth on Exhibit A attached hereto and entitled “PROJECT SCOPE".

For and in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the parties hereto, Eurasian Capital , LLC. and ABCE, collectively “THE PARTIES”, hereby covenant and agree as follows:

1. Services

Eurasian Capital, LLC. is hereby engaged to provide Institutional Funding/Sponsorship services (non-exclusive) including serving as an investment banking liaison with the express objective to help procure funding for working capital purposes for a six-month period from the date hereof (the “term”) and can be terminated at any time (monthly) by the client. Eurasian Capital, LLC. shall work to identify institutional sources of capital on behalf of the Company by communicating specifically to investors in Eurasian Capital’s book predominantly made up of “Qualified Purchasers” -investors- family trusts/hedge fun ds, private equity and venture capital couple d with sell-side Investment Banking firms (Broker/Dealers); further publicizing the value and achievement of the Company and its existing asset base.

2.  Compensation

ABCO Energy, Corp. hereby agrees to pay Eurasian Capital, LLC for the services set forth in Paragraph 1, the following non-refundable retainer items:

a. The issuance of $10,000 monthly retainer fee in shares of ABCE common stock for November 2017 shall be based on the 5 day average of the closing bid price beginning the effective date of this Consulting Agreement [“5 Day Formula”] The number of shares due for November shall be prorated based upon the number of days that this Consulting Agreement is in effect during November, starting with the effective date of the Agreement. In addition, there will be 7% success fee for raising capital which will be paid in cash out of the proceeds of the applicable capital raise at the closing thereof. The 5 Da y Formula for December 2017 shall commence on December 1st of that month and shall be calculated on the 1st   day of each month thereafter during the term of this Consulting Agreement. Further, shares, when issued, will be validly issued, fully paid and non, assessable. The said shares shall be issued within five business days after the price has been determined pursuant to the aforementioned 5 Day Formula .

EURASIAN CAPITAL, LLC.

Upon the written request to Eurasian Capital, LLC. from ABCE, Consultant will grant to ABCE a “free-look” ability whereby, ABCE will be given the opportunity to verify Consultant’s long position in ABCE stock. The Subscription Agreement for shares shall contain a “proprietary restrictive” clause which precludes any  liquidation  of Consultant’s vested stock until six [6) months after the effective date of the termination of this Agreement

b. ABCE understands and acknowledges that Eurasian Capital, LLC. has forgone significant opportunities to accept this engagement and ABCE derives substantial benefit from the execution of this Agreement and the ability  to announce its relationship with Eurasian Capital, LLC. Therefore, the issuance of common stock constitutes payment for ABCE’s agreement to consult with Eurasian Capital , LLC. and are a non-refundable and non-apportionable. If ABCE decides to terminate this Agreement prior to May 6, 2018 or earlier for any reason whatsoever, it is agreed and understood that Eurasian Capital, LLC. will not be requested or demanded by ABCE to return any of the shares of Common Stock paid to it as retainer hereunder.

c. Further, if and in the event ABCE is acquired in whole or in part, during the term of this agreement, it  is agreed and understood . Eurasian Capita l, LLC. will not be requested or demanded by ABCE to return any of the common stock paid to it hereunder based on agreed above. It is further agreed that if at any time during the term of this Agreement of ABCE or substantially all of ABCE assets are merged with or acquired by another entity,  or some other change occurs in the legal entity that constitutes ABCE, Eurasian Capital, LLC shall retain and will not be requested by ABCE to return any of the common stock

3. Termination of Agreement

a Upon the bankruptcy or liquidation of the other party. whether voluntary or involuntary;

b. Upon the other party taking the benefit of any insolvency law;

c. Upon the other party having or applying for a receiver appointed for either party; and/or

d. Mutual consent of the parties.

e. “At will” -At any time at the ABCE Request

4. Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and. in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

EURASIAN CAPITAL, LLC.

5. Attorney Fees

In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated as a result of such default. the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

6. Time is of the Essence

Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE
PARTIES of their respective obligations hereunder.

7. Inurement

This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant shall not assign this agreement

8. Entire Agreement

This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9. Amendments

This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument inwriting signed by THE PARTIES.

INDEMNIFICATION: The Consultant hereby agrees to indemnify and hold ABCE harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court. including without limiting the generality of the foregoing, attorneys’ fees, and all costs and expenses of litigation, arising from or growing out of any actions conducted by the Consultant in connection with this Agreement or other action conducted during the course of this Agreement or as a result of this Agreement. In no event shall the Consultant be liable for consequential, special. indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Consultant. The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence,) or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement.

EURASIAN CAPITAL, LLC.
10. Waivers

No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound t hereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11. Non-Waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party’s right to require such performance and shall in no way affect such party’s right subsequently to require a full performance hereunder.

12. Construction of Agreement

Each party has participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13. Non-Circumvention Agreement

ABCO Energy, Corp. agrees, represents and warrants hereby that it shall not circumvent Eurasian Capital, LLC. with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor specifically introduced by Eurasian Capital, LLC. to ABCE nor with respect to any transaction or other business opportunity proposed by Eurasian Capital, LLC. assisted with or otherwise promoted by Eurasian Capital, LLC. for the benefit of ABCE (“Protective Funding Service “) pursuant to the terms with for the purpose of, without limitation, this Agreement and for a period of twelve (12) months from the date of execution by THE PARTIES of this Agreement or the introduction to a Specific Funding Source. Within five [5] days of the effective date of the termination of this Consulting Agreement, Consultant shall supply ABCE with a complete list of all such transactions and/or  business opportunities  which ABCE shall have five [5] days after receipt thereof to agree or disagree with. If any disputes arise, the PARTIES will use their best efforts to resolve same. If not, then a third party will be appointed by both to resolve the issue[s].

14. Applicable Law

THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE UNITED STATES FOR WHICH THE COURTS IN NEW YORK SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF’ OR OF ANY STYLE.

The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

15. Counterparts

This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

EURASIAN CAPITAL, LLC.
16. Facsimile

A facsimile copy of this Agreement is acceptable.

17. Acceptance of Agreement

Unless both parties have signed this Agreement within five (5) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 8th day of November, 2017, by and between:

Eurasian Capital, LLC.

A Delaware Limited Liability Company

By:
       Jeff Stone, Managing Partner

Date: November 8, 2017

ABCO Energy, Corp.

By:
      Charles O’Dowd, President & CEO

Date: Nov. 8,  2017

EURASIAN CAPITAL, LLC.
EXHIBIT A

PROJECT SCOPE

Project Activities:
Eurasian Capital, LLC. in providing institutional funding and institutional sponsorship services, shall perform the fo1lowing project specific functions and merge Eurasian Capital, LLC. efforts with-“ABCE” as needed. The emphasis of this fundraising/sponsorship project shall be personal introductions of “ABCE” to money managers, private equity fund managers, hedge fund managers, pension  fund  managers,  financial  analysts,  institutional brokers/retail brokers, venture capitalists, investment bankers, and wholesale/retail market makers. All out-of- pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by “ABCE”. Note: We do not foresee any out of pocket expenses.

Conduct and implement strategic planning analysis that combines “ABCE” due-diligence and Eurasian Capita l, LLC in-house analysis tools to emphasize marketability.

o Coordinate buy-side and sell-side brokerage research coverage introducing “ABCE” to these sources and facilitating their institutional research. This provides “ABCE” and Eurasian Capital, LLC. additional analysis reports from promoting services.
o Investment banking introductions.
o Real -time stock monito ring.
o Develop story development project related Executive Summary for mail-out/ distribution, which is flexible and updated to the ongoing developments of “ABCE”.
o Media Placement.
o Syndication of stories and feature feeds to more than 800,000 newspapers, radio, television and web content producers, print editors, bloggers, columnists, financial / industry analysts, reporters / writers / columnists, nationwide and internationally.
o Clipping services - to document media coverage.
o Plan marketing campaign matching “ABCE” to Eurasian Capital, LLC.’s proprietary institutional contact base and other investment prospects/ sources anchored by Internet presence.
o CEO, Officer and Director Profiles,

o Crisis Management. Development of multiple mediums of advertising equivalency in public relations / media placements.
o Develop comprehensive press list based upon trade and institutional investment related publications.
o Create list of project specific publications and electronic advertising sources for print and Internet.
o Target of one on one institutional investor meetings and conference calls with the most desirable in microcap and small cap decision making analysts and portfolio managers of corporate, business and family funds.
o Corporate message refinement that is flexible according to ongoing developments.
o Fact Sheets flexible to ongoing developments.
o Implement print media articles and advertising (company initiated only).
o Design print ads for trade and investment related publications.
o Maintain Website Optimization and Analyzation.
o Blogging.
o PowerPoint / slide presentations.
o Tele-conference call, including scripting. Q&A preparation, and thorough details for successful presentation.
o Honest feedback from all meetings to allow complete knowledge of ongoing relationships and enhancements of messaging.
o Development of Analysts research coverage and comparable inclusion.
o Nurture of current and potential investors.
o Mail processing and request fulfillment.
o Investment Banking Introductions.
o Board of Directors development and relations.
o Annual Meetings.
o Peer Group / Industry Analysis.
o Perception audits of the investment community.

Optional Project Activities: These ancillary projects can be provided at ABCE discretion and cost.

o Conduct road shows with direct participation, in cities targeted utilizing “ABCE” and Eurasian institutional investor contact base.
o Design and Coordinate Trade Booths.
o Attend trade shows and conferences.
o Hold press/analyst seminars for institutional investors and investment managers.
o Develop shareholder relations section on “ABCE” website.
o Develop comprehensive website and e-commerce solutions and/ or project related web pages.
o Write media alerts and press releases to continuously generate press relating to “ABCE” and its stock performance. emphasizing both standard and Internet dissemination (company initiated only).
o Plan and implement direct mail campaign to Eurasian Capita l, LLC.’s contact base and “ABCE” related contacts with follow-up telephone sales contact
o Annual Reports: assisting in the writing as well as assisting and directing to the designers, graphic artists and printers for the complete management of the publication.

WIRE INSTRUCTIONS:
Please let this serve as detailed information for wire transfer payments to Eurasian Capital, LLC:

Eurasian Capital, LLC.

Bank: Chase Manhattan Bank Branch:
ABA / Swift: U.S. Wire 021000021
Account#: 862318917